Exhibit 23.1

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

We have issued our report dated January 18, 2018 on estimates of the proved reserves, future production and income attributable to certain royalty interests of Viper Energy Partners LP (“Viper”) as of December 31, 2017 (the “Reserve Report”) included in Viper’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2017 (the “Annual Report”). As independent oil and gas consultants, we hereby consent to (i) the incorporation by reference of the Reserve Report in this Registration Statement on Form S-3ASR (this “Registration Statement”), (ii) the use in this Registration Statement of the information contained in the Reserve Report and in our prior reserve reports referenced in this Registration Statement or in the Annual Report, which is incorporated by reference in this Registration Statement and (iii) all references to our firm in this Registration Statement. We further consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

Houston, Texas

July 30, 2018

SUITE 800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258